Exhibit 10.1

Lock-Up Agreement Extension

April 5, 2021

The Board of Directors

Adial Pharmaceuticals, Inc.

1180 Seminole Trail, Suite 495

Charlottesville, Virginia 22901

Gentlemen:

The undersigned previously entered a Lock-Up Agreement dated December 12, 2019, as amended and extended on August 19, 2020 (the “Lock-Up Agreement”), in the favor of Adial Pharmaceuticals, Inc. (“Adial”). To now induce Adial to waive, on a one-time, limited basis, the trading restrictions set forth in Adial’s Insider Trading Policy the permit, prior to the filing of Adial’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 with the Securities and Exchange Commission (the “SEC”), the private sale by the undersigned to one or more accredited investors of up to 150,000 shares of common stock, par value $0.001 per share, of Adial (the “Permitted Sale”) at a price per share of no less than $2.50 or the closing price of the prior trading day on which the Permitted Sale occurs, whichever is greater, the undersigned hereby agree to extend the Lock-Up Period (as that term is defined in the Lock-Up Agreement) until such date as Adial shall publicly release the data from its ONWARD™ trial.

Additionally, as further inducement to allow the Permitted Sale, each of the undersigned covenant and agree that during the Lock-Up Period and for so long as Dr. Johnson continues to serve as either an officer, director, employee or consultant to Adial, they will not sell or otherwise transfer, make any short sale of, grant any option, right or warrant for the purchase of, or dispose of, or enter into any similar transaction relating to any Shares (or other securities) of the Company held by the undersigned during the seven (7) day period prior to and the one hundred eighty (180) day period following the effective date of any registration statement that the Company may determine to file with the Securities and Exchange Commission in connection with a public offering of its securities. If requested by Adial and any such underwriter of its Shares (or other securities), the undersigned each agree that prior to any such offering, they will execute and provide to Adial and such underwriter, upon Adial’s request, a lock-up letter on the underwriter’s standard form, with respect to the foregoing; provided, that a majority of Adial’s executive officers and directors have also executed and provided lock-up letters to such underwriter which are no less onerous than the lock-up letters to be executed and provided by the undersigned.

Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Lock-Up Agreement.

The last three paragraphs of the August 19, 2020 amendment to the Lock-Up Agreement, together with the ROFR referred to therein, are hereby deleted in their entirety. All other terms of the Lock-Up Agreement shall remain unchanged.

Very truly yours,

/s/ Bankole A. Johnson
Bankole A. Johnson

Johnson-Adial Lock-Up Agreement Extension of April 5, 2021	Page 1 of 2

MEDICO-TRANS COMPANY, LLC

By:	/s/ Bankole A. Johnson
Name:	Bankole A. Johnson
Title:	Manager

EN FIDECOMISO DE MI VIDA 11/23/2010 (TRUST)

By:	/s/ Bankole A. Johnson
Name:	Bankole A. Johnson
Title:	Trustee

EN FIDECOMISO DE TODOS MIS SUENOS GRANTOR RETAINED ANNUITY TRUST DATED JUNE 27, 2017

By:	/s/ Bankole A. Johnson
Name:	Bankole A. Johnson
Title:	Trustee

EN FIDEICOMISO DE MIS SUENOS 11/23/2010 (TRUST)

By:	/s/ Bankole A. Johnson
Name:	Bankole A. Johnson
Title:	Trustee

DE MI AMOR 11/23/2010 (TRUST)

By:	/s/ Bankole A. Johnson
Name:	Bankole A. Johnson
Title:	Trustee

Johnson-Adial Lock-Up Agreement Extension of April 5, 2021	Page 2 of 2